Exhibit 99.1

Concierge Technologies Expands Operations with Acquisition of Original Sprout Hair and Skin Care Business

Valley Center, CA – December 19, 2017 – Concierge Technologies, Inc. (OTCQB: CNCG) today announced that their wholly owned California subsidiary Kahnalytics, Inc. has acquired all of the assets and business of Original Sprout LLC, a California Limited Liability Company (“OS”). As of today, Kahnalytics has commenced operations under the fictitious business name “Original Sprout” from its location in San Clemente, CA.

Original Sprout, a manufacturer and distributor of clean, non-toxic, all-natural hair care and skin products, was founded in 2003 by master hair stylist Inga Tritt. Since that time the company’s distribution as grown to include major grocery store chains, professional salons, health and beauty stores, family resorts, and hundreds of individually owned retail and Internet outlets. Originally conceived as a non-toxic baby shampoo, the product line has been expanded over the years to include an adult hair and skin care line, specialties for teens, and additions such as sun screen and lotions. The complete line remains true to its heritage of all-natural, non-toxic, ingredients. The brand is well recognized and in use by caring mothers, celebrities and royalty alike world-wide.

The purchase price, subject to certain adjustment provisions and staged payments, was paid in cash by Kahnalytics with funds advanced by Concierge Technologies under an interest-free loan. For further details please refer to the Form 8-K filed with the U.S. Securities and Exchange Commission by Concierge Technologies on December 19, 2017.

David Neibert, President of Kahnalytics and COO of Concierge Technologies, remarked “We have been working to close this transaction since first signing a letter of intent on May 1, 2017. Since that time Original Sprout has operated in consistent fashion and continued to grow its sales revenues. As a wholly-owned subsidiary of Concierge Technologies, Original Sprout will further benefit from our attention to bottom-line profitability and access to additional resources for marketing outreach and product development. The current staff of Original Sprout will remain with the company and, over-all, the transition will be a seamless event for our customers. Original Sprout is a remarkable company and Inga Tritt has created a remarkable product. I hope our shareholders take the time to investigate our website at www.originalsprout.com and to try our products available at select retailers or online. Many mainstream hair care products claim to be “all natural”, but Original Sprout is the real deal. Try the products, you’ll be as impressed as we are.”

About Concierge Technologies

Founded in 1996, Concierge Technologies, Inc. today is a global conglomerate with operating businesses in financial services, food manufacturing, and security systems located in the U.S., New Zealand, and Canada.  Concierge’s common stock is listed as “CNCG” on the OTC QB Exchange.

This release may contain "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a more detailed description of the risk factors and uncertainties affecting Concierge Technologies or its subsidiary companies, please refer to the Company's recent Securities and Exchange Commission filings, which are available at the Company’s (www.conciergetechnology.net) or at www.sec.gov.

Media Contact:
Katie Rooney Chief Communications Officer Phone: 614.775.1246 Email address: krooney@conciergetechnology.net